                       PURCHASE AND ASSUMPTION AGREEMENT

     THIS PURCHASE AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of the 29th day of June, 1994, by and between State Bank of Woodstock, an Illinois banking corporation with its principal office at 101 South Benton Street Woodstock, Illinois 60098 ("Buyer"), and HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN, a federally chartered savings and loan association, with its principal office at 16 North Spring Street, Elgin, Illinois 60120 ("Seller").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, subject to the approval of the Office of Thrift Supervision ("OTS") and, to the extent necessary, the Federal Deposit Insurance Corporation ("FDIC"), the Illinois Commissioner of Banks and Trust Companies, the Board of Governors of the Federal Reserve System or other regulatory agency with jurisdiction Seller desires to sell assets and transfer liabilities, and Buyer desires to purchase assets and assume liabilities, associated with Seller's branch office located at 111 Benton Street, Woodstock, Illinois 60098 (hereinafter referred to as the "Branch").

     NOW, THEREFORE, for and in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                               PURCHASE OF ASSETS
                               ------------------

     Section 1.01  Purchase and Sale of Assets.  Subject to the terms and
                   ----------------------------
conditions set forth herein, Seller agrees to sell, convey, assign and transfer to Buyer, and Buyer agrees to purchase at the Closing (as defined in Section 6.01), all right, title and interest of Seller in and to the following assets (collectively the "Assets") as of the close of business at the Branch on the Closing Date (as defined in Section 6.01) except as otherwise specifically set forth herein:

          (a) Records. All records, files, documents, books and papers
              --------
(excluding transaction histories), including hard copy and data stored electronically relating to the Assets and Liabilities (as defined in Section 2.01) being transferred to Buyer hereunder.

          (b) Real Property.  Purchase of the real property comprising the
              --------------
Branch and all of Seller's rights therein (collectively, the "Real Property").

          (c) Personal Property.  All furniture, fixtures, equipment, automated
              ------------------
teller machine and other items of tangible personal property located at the Branch as of the close of business at the Branch on the Closing Date, including sign structures, but excluding any signs or property that identify Seller by name or logo-type (collectively, the "Personal Property"). A true and complete list of the Personal Property as of the date hereof is set forth on Schedule 1.01(c) which has been delivered to Buyer prior to the date hereof. The parties acknowledge that Schedule 1.01(c) shall be updated as of the Closing Date in accordance with Section 6.02. If prior to Closing an item of Personal Property is stolen, destroyed, damaged by fire or other casualty or otherwise lost, such item shall be excluded from the sale contemplated hereby (and the term "Personal Property" as used herein shall exclude such item).

          (d) Account Loans.  All loans of Seller made on the security of the
              --------------
Accounts (as defined in Section 2.01(a)) as of the close of business at the Branch on the Closing Date (the "Account Loans"), which are not delinquent as of the Closing Date, or if delinquent as of such date, are accepted by Buyer in writing, in the exercise of its discretion, on a case-by-case basis. For purposes of this Agreement, an Account Loan is deemed to be delinquent if, as of the Closing Date, any payment due thereon is delinquent by more than thirty (30) days. A true and complete list of Account Loans as of date no earlier than June 15, 1994 is set forth on Schedule 1.01(d) attached hereto. The parties acknowledge that five (5) business days prior to the Closing, Seller shall deliver to Buyer a revised copy of Schedule 1.01(d) updated as of the date ten
(10) days prior to the Closing which sets forth whether and to what extent the Account Loans listed thereon are delinquent as of such date. The parties further acknowledge that Schedule 1.01(d) shall be updated as of the Closing Date in accordance with Section 6.02. Buyer may, within thirty (30) days of the date hereof, refuse to purchase any Account Loans described in Schedule 1.01(d) attached hereto on the date hereof based upon Buyer's determination that document deficiencies exist with respect to such Account Loans. Buyer may within ten (10) days of receiving any updated Schedule 1.01(d) refuse to purchase any Account Loans added thereto based upon Buyer determining that document deficiencies exist with respect to such Account Loans. If Buyer elects not to purchase a particular Account Loan, it will not assume the related Account.

          (e) Overdraft Loans.  All of Seller's unsecured overdraft loans,
              ----------------
including negotiable order of withdrawal line of credit accounts, relating to the Accounts, as of the close of business at the Branch on the Closing Date (the "Overdraft Loans"), which are not delinquent as of the Closing Date, or if delinquent as of such date, are accepted by Buyer in writing, in the exercise of its discretion, on a case-by-case basis. For purposes of this Agreement, an Overdraft Loan is deemed to be delinquent if, as of the Closing Date, any payment due thereon is delinquent by more than thirty (30) days. A true and complete list of Overdraft Loans as of a date no earlier than June 15,1994 is set forth on Schedule 1.01(e) attached hereto. The parties acknowledge that five (5) business days prior to the Closing Seller shall deliver to Buyer a revised copy of Schedule 1.01(e) updated as of the date ten (10) days prior to the Closing which sets forth whether and to what extent the Overdraft Loans listed thereon are delinquent as of such date. The parties further acknowledge that Schedule 1.01(e) shall be updated as of the Closing Date in accordance with
Section 6.02. Buyer may, within thirty (30) days of the date hereof, refuse to purchase any Overdraft Loan described on Schedule 1.01(e) attached hereto on the date hereof based upon Buyer's determination that document deficiencies exist with respect to such Overdraft Loan. Buyer may within ten (10) days of receiving any updated Schedule 1.01(e) refuse to purchase any Overdraft Loans added thereto based upon Buyer determining that document deficiencies exist with respect to such Overdraft Loans. If Buyer elects not to purchase a particular Overdraft Loan, it will not assume the related Account.

          (f) Cash on Hand.  All teller working cash and vault cash at the
              -------------
Branch as of the close of business at the Branch on the Closing Date (the "Cash on Band").

         (g) Core Deposit Relationship.  A core deposit relationship intangible
             --------------------------
asset relating to the deposit liabilities to be transferred to Buyer hereunder (the "Core Deposit Relationship").

         (h) Covenant Not To Complete.  Seller's Covenant Not To Compete (as
             -------------------------
defined in Section 5.03).

         (i) Residual Goodwill. All of the remaining goodwill associated with
             ------------------
the Assets and Liabilities being transferred to Buyer hereunder (the "Residual Goodwill").

     Section 1.02.  Calculation of Purchase Price.  The purchase price for the
                    ------------------------------
Assets as set forth in Section 1.01, and the Covenant Not To Compete as set forth in Section 5.03 (the "Purchase Price"), shall be the sum of the following as of the close of business at the Branch on the Closing Date, subject to adjustment as provided in Section 6.04:

          (i) the net book value of the Personal Property as of the close of business at the Branch on the last day of the month immediately preceding the Closing Date depreciated in accordance with generally accepted accounting principles consistently applied through the close of business at the Branch on the Closing Date; provided, however, that
                                                         ------------------
          Buyer shall not be obligated to pay for any additions to the Personal Property between the date hereof and the Closing Date which were not approved by Buyer pursuant to Section 4.02; plus

          (ii)    the Cash on Hand; plus

          (iii)   net book value of the Account Loans and Overdraft Loans; plus

          (iv) an amount equal to 6.25% of the Accounts (as defined in Section 2.01(a) hereof); plus

          (v) the purchase price of the Real Property of $250,000.00 plus or minus prorations pursuant to the Contract to Purchase Property attached hereto as Exhibit A (the "Contract to Purchase Property").

     As used herein, the term "net book value" shall mean net book value as determined from the books and records of Seller, in accordance with generally accepted accounting principles consistently applied.


                                   ARTICLE II

                           ASSUMPTION OF LIABILITIES
                           -------------------------

     Section 2.01   Assumption of Liabilities.  Subject to the terms and
                    --------------------------
conditions set forth herein, Buyer agrees to assume and discharge, by documentation in the form of Exhibit B attached hereto (the "Assumption Agreement"), as of the close of business at the Branch on the Closing Date, the following liabilities (collectively the "Liabilities"):

          (a) Deposit Liabilities.  All deposit liabilities related to accounts
              --------------------
associated with the Branch, as shown on the books and records of Seller as of the close of business at the Branch on the Closing Date, including accrued but unpaid interest and any obligations related to such accounts, including the terms and conditions of the individual agreements related thereto, but excluding
(i) any account that on the Closing Date has a negative balance if such account had no overdraft privileges or the negative balance of such account exceeded its corresponding overdraft privileges, (ii) accounts subject to or involved in any form of litigation, and (iii) accounts which are due to be reported or escheated to the State of Illinois as of the Closing Date (collectively, the "Accounts"). A true and complete list of the Accounts as of a date no earlier than June 15, 1994, is set forth on Schedule 2.01(a) attached hereto. The parties acknowledge that Schedule 2.01(a) shall be updated as of the Closing Date in accordance with
Section 6.02. As used in this Section 2.01(a), the term "deposit liabilities" shall include all of the deposit products offered by Seller out of the Branch, including without limitation passbook accounts, statement accounts, checking accounts, money market accounts, and certificates of deposit.

          (b) In addition, Buyer shall reimburse Seller, on a pro-rata basis, for each of the following expenses of Seller (if applicable): (i) any utilities expenses paid by Seller for any period following the Closing Date, (ii) any pre-paid FDIC insurance premium with respect to deposits located at the Branch; and
(iii) prepaid expenses, if any, arising in the ordinary course of Seller's business, which would accrue to the benefit of Buyer.

     Section 2.02   Excluded Liabilities.  It is understood and agreed that,
                    ---------------------
except as expressly set forth in this Agreement, Buyer shall not assume or be liable for any of the debts, obligations, or liabilities of Seller of any kind or nature whatsoever, including, but not limited to, (i) any Tax (as defined herein) or debt of Seller, (ii) any liability of Seller to its employees with respect to continued employment, compensation, accrued vacation pay, sick leave, or pursuant to any pension plan or profit sharing arrangements, any other employee benefit plan, or for unfair labor practices (such as wrongful termination or employment discrimination), (iii) any liability or obligation of Seller arising out of any threatened or pending litigation, (iv) any liability or obligation of Seller, arising prior to the Closing Date, to any of its customers, depositors, or borrowers, (v) any liability of Seller with respect to personal injury or property damage claims arising out of any act or omission of Seller which arises or accrues prior to the Closing Date, or (vi) any liability for payment of fees, charges and/or penalties associated with Seller's termination of any leases, contracts or other agreements (collectively, the "Excluded Liabilities"). For purposes of this Agreement, "Tax" or "Taxes" shall include federal, state and local income taxes, sales, use, franchise, employment, excise, property (real and personal) and any other similar type of charge, expense or levy including any interest thereon.

     Section 2.03   Calculation of Assumption Price.  The price to be paid by
                    --------------------------------
Seller in consideration of the assumption of the Liabilities by Buyer in accordance with Section 2.01 (the "Assumption Price") shall be an amount equal to (i) the total balance of all Accounts as of the close of business at the Branch on the Closing Date, less (ii) the amount of reimbursement determined in accordance with Section 2.01(b) hereof. As used in this Section 2.03 only, the "total balance" of an Account shall include accrued but unpaid interest on the Account calculated through the close of business at the Branch on the Closing Date in accordance with the documents governing the Account.

                                 ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 3.01   Representations and Warranties of Seller.
                    -----------------------------------------
Seller represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

          (a) Good Standing and Corporate Power.  Seller is a federal savings
              ----------------------------------
association duly organized, validly existing and in good standing under the laws of the United States, the deposits of which are insured by the FDIC, and has the requisite corporate power and authority to carry on its business as the same is being conducted, and to execute and deliver this Agreement, and to carry out all the transactions contemplated hereby. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and any related regulations.

          (b) Authorization.  The execution, delivery and performance by Seller
              --------------
of this Agreement, and the consummation by Seller of the transactions contemplated hereby, have been duly and validly authorized and all requisite corporate actions have been taken by Seller so that this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of federally chartered savings associations and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

          (c) Non-Contravention.  Subject to the receipt of all necessary
              ------------------
regulatory approvals and all required consents, the execution and delivery of this Agreement and the other instruments and documents contemplated hereby do not and will not conflict with, violate, breach or cause a default under the charter or bylaws of Seller or under any material agreement or instrument to which Seller is a party or by which it is bound, or any applicable Law.

          (d) Consents to Transaction.  The consummation of the transactions
              ------------------------
contemplated by this Agreement do not require Seller to obtain prior to consummating the transactions contemplated hereby the consent or approval of any person, other than the OTS and the FDIC.

          (e) Compliance with Laws. Seller has not violated any applicable Laws
              ---------------------
(as defined in Section 12.08) which would materially affect its ability to perform hereunder. Seller has not been required to obtain approval from any regulatory or governmental agency in order to conduct its business, other than the OTS and FDIC approval or such other regulatory authority listed in Section 3.01(d) herein.

          (f) Litigation.  There are no governmental or administrative
              -----------
proceedings or other proceedings, litigation, judgments or claims pending or threatened against or relating to

Seller arising out of Seller's operation of the Branch or relating to any of the Assets or Liabilities nor is Seller aware that there is a basis for any of the foregoing.

          (g) Books and Records.  The books and records of the Seller respecting
              ------------------
the operations of the Branch and the Assets and Liabilities accurately reflect in accordance with generally accepted accounting principles consistently applied the net book value of each of the Assets and Liabilities being transferred to Buyer hereunder, including without limitation the Real Property, the Personal Property, the amount of the Cash on Hand, the outstanding principal balance of each of the Account Loans and Overdraft Loans, the total balance of each Account and the net book value of each of the other Assets and Liabilities being transferred to Buyer hereunder. The Records include all information necessary to service the Accounts, Account Loans and Overdraft Loans on an ongoing basis, and to otherwise operate the business being acquired under this Agreement.

          (h) Schedules. Schedule 1.01(c) contains, and at each time set forth
              ---------------------------
in Section 6.02 will contain an accurate and complete description of each item of the Personal Property, including, without limitation, all furniture, fixtures, equipment and other items of tangible personal property located at the Branch (excluding the building improvements), together with all personal property being transferred hereunder. Schedule 1.01(d) contains, and at each time set forth in Section 6.02 will contain, an accurate and complete description (including without limitation identification number, date of origin, borrower, outstanding principal amount, interest rate and maturity date) of each of the Account Loans. Schedule 1.01(e) contains, and at each time set forth in
Section 6.02 will contain, an accurate and complete description (including without limitation the identification number, date of origin, borrowers, outstanding principal amount, interest rate and maturity date) of each of the Overdraft Loans. Schedule 2.01(a) contains, and at each time set forth in
Section 6.02 will contain an accurate and complete description of each Account (including without limitation the type of the Account, the interest rate on the Account and the balance of the Account).

          (i) Title To Assets. Seller has, and at Closing Buyer will acquire,
              ----------------
good and marketable title to the Personal Property, Account Loans, and Overdraft Loans, free and clear of any encumbrances, claims, liens, charges, pledges, options, licenses, restrictions, conditions, covenants, judgments, security interests, rights of first refusal, agreements, obligations, commitments, arrangements and understandings.

          (j) State of the Real Property.  All representations and warranties of
              ---------------------------
Seller in regard to the Real Property are set forth in the Contract to Purchase Property.

          (k) Personal Property.  Schedule 1.01(c) reflects the true and
              ------------------------------------
accurate net book value of the Personal Property in accordance with generally accepted accounting principles consistently applied.

          (l) Account Loans and Overdraft Loans.  Each of the Account Loans and
              ----------------------------------
Overdraft Loans, and every extension or credit made pursuant thereto, and all actions in connection therewith, have complied and now comply with all applicable Laws (as defined in Section 12.08), including without limitation, to the extent applicable, the Federal Truth-in-Lending Act and all regulations promulgated thereunder, and all applicable consumer credit or usury laws of applicable Jurisdictions. Each of the Account Loans and Overdraft Loans (i) is a legal, valid and binding obligation of the obligor, maker, co-maker, guarantor, endorser or debtor (such Persons referred to herein as "Obligors"), and (ii) is enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy laws, and any other laws relating to creditors' rights, as well as principles of equity). Seller is not in default under any of the Account Loans or Overdraft Loans. Each of the Account Loans and Overdraft Loans may be assigned to Buyer without the approval or consent of any Obligor. Each Account Loan is properly and fully secured by an Account of Seller being assumed by Buyer hereunder. At the Closing, Seller will have delivered to Buyer the originals of all available documentation evidencing the Account Loans and Overdraft Loans (the "Loan Instruments"), including without limitation any promissory notes and other documentation in Seller's possession relating to the Account Loans and Overdraft Loans and the documentation relating to the collateral securing the Account Loans.

          (m) Accounts. All of the Accounts were originated and are in
              ---------
compliance with the documents governing the Accounts and all applicable Laws. Seller has properly accrued interest on the Accounts and the records respecting the Accounts accurately reflect such accruals of interest.

          (n) Governmental Notices.  Seller has not received, nor does Seller
              ---------------------
reasonably expect to receive, any notice from any federal, state or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if requested, with respect to the transactions contemplated hereby and Seller has no knowledge of any facts which would reasonably afford a basis for any such opposition or failure to grant or issue consent or approval.

        (o) Information Reporting.  With respect to the Accounts, Seller has
            ----------------------
established "reasonable cause" pursuant to Section 6724 of the Code for information returns required to be filed on or after December 31, 1989.

        (p) No Broker. No agent, broker, investment banker or other Person
            ----------
acting on behalf or under authority of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement, except with respect to Hovde Financial Inc. the fees and expenses of which shall be paid by Seller.

        (q) General.  No representation or warranty by Seller contained in this
            --------
Agreement (including without limitation the Schedules hereto) contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not misleading.

      Seller makes no other representation or warranty except those contained in this Section 3.01 or elsewhere in this Agreement or in the Contract to Purchase Property.

      Section 3.02  Representations and Warranties of Buyer.
                    ----------------------------------------
Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

       (a) Good Standing and Corporate Power.  Buyer is a banking corporation
           ----------------------------------
duly organized, validly existing and in good standing under the laws of Illinois, the deposits of which are insured by the FDIC, and has the requisite corporate power and authority to carry on its business as the same is being conducted, and to execute and deliver this Agreement, and carry out all the transactions contemplated hereby.

          (b) Authorization of Agreement.  The execution, delivery and
              ---------------------------
performance by Buyer of this Agreement, and the consummation by Buyer of the transactions contemplated hereby, have been duly and validly authorized and approved, to the extent necessary, by the Board of Directors of Buyer. All requisite corporate actions have been taken so that this Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of federal or state chartered banks and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

    (c) Non-Contravention.  The execution and delivery of this Agreement, and
        ------------------
the other instruments and documents contemplated hereby, do not and will not conflict with, violate, breach or cause a default under the articles of incorporation or bylaws of Buyer or under any agreement or instrument to which Buyer is a party or by which it is bound, or any applicable Law, provided that prior to Closing Buyer obtains the consents and approvals referred to in Section 3.02(d).

    (d) Consents to Transaction.  The consummation of the transactions
        ------------------------
contemplated by this Agreement do not require Buyer to obtain prior to consummating the transactions contemplated hereby the consent or approval of any Person, other than the OTS, FDIC, Illinois Commissioner of Banks and Trust Companies and the Board of Governors of the Federal Reserve System.

    (e) Compliance with Laws.  Buyer has not violated any applicable Laws (as
        ---------------------
defined in Section 12.08) which would materially affect its ability to perform hereunder.

    (f) Litigation.  There are no governmental or administrative proceedings or
        -----------
other proceedings, litigation, judgments or claims pending or threatened against Buyer affecting the ability of Buyer to carry out this Agreement, or any of the transactions contemplated hereby.

    (g) No Broker. No agent, broker, investment banker or other Person acting on
        ----------
behalf or under authority of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement.

    (h) Governmental Notices. Buyer has not received, nor does Buyer reasonably
        ---------------------
expect to receive, any notice from any federal, state or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if requested, with respect to the transactions contemplated hereby and Buyer has no knowledge of facts which would reasonably afford a basis for any such opposition or failure to grant or issue consent or approval.

       (i) General.  No representation or warranty by Buyer contained in this
           --------
Agreement (including without limitation the Schedules hereto) contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not misleading.

     Buyer makes no other representation or warranty except those confined in this Section 3.02 or elsewhere in this Agreement or in the Contract to Purchase Property.

                                   ARTICLE IV

                             PRE-CLOSING COVENANTS
                             ---------------------

     The covenants set forth in this Article IV are intended to govern conduct during the period from the date hereof to the Closing and shall be so construed, unless otherwise set forth herein.

     Section 4.01   Investigations.  Seller shall permit Buyer and its agents,
                    ---------------
upon reasonable and timely request by Buyer or its agents, to inspect the premises and facilities at the Branch and the books and records of Seller regarding the Assets and Liabilities being purchased and assumed hereunder at all reasonable times and upon reasonable notice; provided, however, that any
                                                 ------------------
such inspection shall be conducted in such manner so as not to interfere unreasonably with the operation of the business of Seller. In addition, Seller shall furnish Buyer and its agents with copies of such documents and records with respect to the Branch and the Assets and Liabilities being purchased and assumed hereunder as Buyer shall from time to time reasonably request, including without limitation all documents and records reasonably necessary or advisable in order for Buyer to select the Assets being purchased pursuant to Sections 1.01(d) and (e).

     Buyer acknowledges that all documents and records provided by Seller will remain the property of Seller and will not be disseminated by Buyer to any other individual or entity. In the event the Closing Date does not occur or this Agreement is terminated, Buyer will, if requested by Seller, return to Seller any documents delivered by Seller to Buyer. Further, in the event the Closing Date does not occur or this Agreement is terminated, Buyer shall, at its sole cost, restore the Branch to substantially the same condition they were in immediately prior to any testing or other activities undertaken by Buyer which caused damage to such Branch. Buyer hereby agrees to indemnify, reimburse, defend and hold harmless Seller for, from and against all demands, claims, actions or causes of action, losses, damages, liabilities, costs and expenses caused by Buyer, its agents or contractors on or about the Branch related to such investigations.

      All information, materials and documents provided to Buyer by Seller, or Seller's agents or representatives, during Buyer's investigations pertaining to any of the Assets or Liabilities being transferred hereunder, or relating in any way to Seller's use and operations of the Branch shall, to the Seller's knowledge, be true and correct, and shall not omit any additional information or statement of fact necessary to make such information, materials and documents not misleading.

      Except to the extent disclosure may be required by applicable Laws, Buyer shall maintain and cause its agents to maintain the confidentiality of all information obtained from Seller which is not publicly available, and Buyer shall use such information and cause its agents to use such information only for purposes reasonably related to this Agreement and the transactions contemplated hereby.

     Section 4.02   Operations in the Ordinary Course.  Seller shall conduct the
                    ----------------------------------
operations of the Branch only in the ordinary course of business consistent with past practices. Seller shall maintain the books and records of the Branch in a manner consistent with past practices and generally accepted accounting principles. Seller shall conduct the operations of the Branch in compliance with all applicable Laws (as defined in Section 12.08). Seller shall maintain all of the Personal Property in good working order. Seller shall notify Buyer, and obtain Buyer's consent, before purchasing, during the period between the date hereof and the Closing Date, Personal Property which, in total, costs in excess of one thousand dollars ($1,000.00). Seller shall use reasonable efforts to retain for Buyer's benefit the relationship with Seller's depositors. Seller shall use reasonable efforts to retain the services of Seller's present employees who are located in the Branch up to the Closing Date; provided,
                                                                ---------
however, that Seller shall not enter into any agreement with, or otherwise make
- --------
any commitment or representation to, any of such employees with respect to their employment by Buyer. Seller shall not increase the compensation or other benefits paid to any of such employees, except in accordance with Seller's normal compensation policies, and except for bonus and severance packages offered to such employees in connection with the transactions contemplated hereby. Seller shall not relocate the Branch. Seller shall not transfer from the Branch any Accounts to be assumed by Buyer hereunder, except for Accounts which depositors specifically request be transferred. Seller shall not sell, encumber or otherwise transfer or dispose of any of the Assets (or enter into any agreement to do so) other than in the ordinary course of business consistent with past practices.

     Section 4.03   Deposit Pricing.  Seller shall continue to use the
                    ----------------
procedures used by Seller prior to the date hereof to set the rates on deposit products offered to customers at the Branch. Without limiting the generality of the foregoing, Seller shall not make any material adjustments in the rates offered on the Accounts unless such adjustments are dictated solely by fundamental changes in prevailing market rates. Seller shall not reduce the service charges on any deposit product or any fee-based product (e.g., money orders, traveler's checks and cashier's checks).

     Section 4.04   Employees.  The parties shall follow the following procedure
                    ----------
in dealing with employees of Seller who are employed in, or work directly for, the Branch (the "Employees") regarding employment after the Closing Date:

          (a) Within seven (7) days of the date hereof, Seller shall deliver to Buyer a true and complete list of all Employees by name, date of hire and position in the Branch as of the date hereof. In addition, Seller shall deliver, upon receipt of written consent from each affected Employee, the most recent performance evaluations, current salaries and other compensation arrangements concerning such Employee. Upon reasonable notice from Buyer, Seller shall allow Buyer to interview any and all Employees for the purposes set forth in this Section 4.04.

          (b) Buyer may interview any Employee who is interested in seeking employment with Buyer and, within sixty (60) days of the date hereof, shall deliver to Seller a confidential list setting forth those Employees to which Buyer intends to offer employment on the Closing Date (the "Designated Employees") and the position to be offered to each Designated Employee. After Buyer provides to Seller the list of Designated Employees, Seller may at its option approach any Employee, other than a Designated Employee, to discuss opportunities for such Employee to transfer to other positions with Seller or its affiliates after the Closing Date. Notwithstanding anything herein to the contrary, Buyer shall have no obligation to offer employment to any of Seller's employees.

         (c) On the Closing Date, Seller shall terminate, and Buyer shall offer employment to, each of the Designated Employees who are actively employed by Seller immediately prior to the Closing Date. Buyer's offers of employment shall be on an "at-will" basis, and Buyer shall have no obligation to continue employment and may at its option terminate employment at any time. Past service credit shall be granted to the Designated Employees for purposes of determining their participation, eligibility and vesting right in the following benefit plans or programs maintained by Buyer or its parent company: medical, dental, life and disability insurance, prescription, long-term care, sick day eligibility, short-term and long-term disability, vacation eligibility, child and dependent care, matching gift program and service recognition plan. With regard to those Employees who are terminated by Seller, and to whom Buyer makes no offer of employment, Seller shall be solely responsible for any and all liabilities and obligations to such Employees, including without limitation, payment of any termination-related benefits (including, but not limited to, severance benefits), as well as for any costs and expenses arising from or related to compliance with provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986.

          (d) Nothing in this Section 4.04 is intended, nor shall it be construed, to confer any rights or benefits upon any person, including any Employee, other than Buyer or Seller.

     Section 4.05  The Real Property.
                   ------------------

      (a) Subject to the provisions of the Contract to Purchase Property Seller shall permit Buyer to inspect and review, at Buyer's expense except as otherwise provided, the physical condition of the Real Property, title thereto, and all legal and contractual matters relating to the Real Property. Buyer may, at its sole option and expense, conduct a preliminary environmental evaluation of the Real Property ("Phase I Report") to determine whether the potential for a hazardous materials problem exists. If such evaluation results in a determination that such a problem may exist, Buyer shall, obtain environmental assessment of the Real Property from a qualified environmental consultant acceptable to Buyer (the "Phase II Report"), and the cost thereof shall be borne exclusively by Buyer. Seller shall deliver to Buyer all documents and information reasonably requested by Buyer pursuant to this section 4.05(a) and shall otherwise cooperate with Buyer in the making of its inspections.

      (b) Upon review of the Phase I Report or the Phase II Report, if obtained, Buyer shall either (i) correct any deficiency at Buyer's sole expense without delaying the Closing; or (ii) elect to terminate this Agreement and the Contract to Purchase Property. Buyer must notify Seller of its intention herein within ten (10 days of receiving the Phase I or Phase II report.

      (c) From the date hereof through the Closing Date: (i) Seller shall use best efforts to comply with all applicable Laws and private covenants and restrictions relating to the Branch; (ii) Seller shall perform all conditions to any permits or approvals necessary to operate the Branch; (iii) Seller shall maintain the Branch in substantially its present condition and; (iv) Seller shall not modify or extend any existing management, employee, maintenance, operating, service or other contracts or arrangements, nor enter into any new contracts or arrangements, which will affect the Branch on or after the Closing Date, without the prior written approval of Buyer. Nothing contained in this
Section 4.05(c) shall affect Seller's other obligations under Section 4.02.

      (d) From the date hereof until the Closing, Seller shall maintain in full force and effect fire and casualty insurance policies relating to the Real Property and the Personal Property. Seller represents and warrants to Buyer that
(i) such insurance is and will be customary in type and amount for Assets of the nature just described, (ii) such insurance is and will be sufficient, along with payment of any applicable deductible, to replace any improvements on the Real Property, or any of the Personal Property which is damaged, destroyed or lost prior to Closing, and (iii) any proceeds payable to Seller under Seller's insurance can be assigned to Buyer without the consent of any Person. In the case of damage to the Real Property, Buyer shall have the right to either (i) consummate the Agreement and accept the proceeds of insurance, or (ii) refuse to purchase the Real Property.

      (e) If prior to the Closing Date the Real Property is taken, entirely or in part, under the power of eminent domain, Buyer shall have the right to either
(i) consummate the Agreement and accept any compensation paid for the Real Property in any action in eminent domain, or (ii) refuse to purchase the Real Property.

     Section 4.06 Regulatory Approvals.  Buyer and Seller shall, on a timely
                  ---------------------
basis, each prepare, submit and file, and to the extent the other is responsible for a filing, cooperate in the preparation, submission and filing of, all applications for approvals, consents and authorizations, as may be required by applicable Laws with respect to the transactions contemplated by this Agreement, including without limitation, the OTS's approval and the FDIC's approval. Each party shall use its best efforts to obtain such approvals and to satisfy any conditions to such approvals imposed by such governmental authorities expeditiously, and shall keep the other party closely informed as to the developments and progress of such applications. The party responsible for a filing as set forth above shall deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any governmental authority in respect of any such application (except for any confidential portions thereof).

     Section 4.07 Best Efforts. Buyer shall use its best efforts to accomplish
                  -------------
or satisfy expeditiously, and in any event by closing the conditions set forth in Sections 8.01, 8.02, 8.04, and Article IX. Seller shall use its best efforts to accomplish or satisfy expeditiously, and in any event by Closing the conditions set forth in Sections 7.01, 7.02, 7.04 and Article IX.

     Section 4.08 Notice of Breach.  Seller and Buyer shall each notify the
                  -----------------
other party promptly if any of its representations or warranties made herein shall no longer be true or of any breach of any covenants herein by such party.

     Section 4.09 Notice of Claims.  Seller and Buyer shall each promptly notify
                  -----------------
the other party upon obtaining knowledge of the institution or the threatened institution of any action, claim or proceeding of any nature regarding or which might in any way adversely affect the business, condition or prospects of the Branch, any of the Assets and Liabilities to be purchased and assumed hereunder, or any of the transactions contemplated hereby.

     Section 4.10 Notice to Customers.  Following the receipt of all required
                  --------------------
regulatory approvals of the transactions contemplated hereunder, but no later than fifteen (15) days before the Closing, each party shall mail to each owner of an Account at the Branch being sold a notice of Seller's contemplated transfer of the associated Accounts and the Branch to Buyer. Buyer shall mail such notices five (5) days after the date Seller mails its notices. The form and content of each such notice shall be agreed upon, to the extent reasonably practicable, by both parties within five (5) business days after receipt of the other party's proposed notice. In addition, Seller shall notify the Obligors under the Account Loans and Overdraft Loans by a letter in a form mutually acceptable to Buyer and Seller, of the pending transfer of the Account Loans and Overdraft Loans to Buyer. All notices sent by Buyer shall be at the sole expense of Buyer, and all notices sent by Seller shall be at the sole expense of Seller. Seller shall provide the names and addresses of the owners of the Accounts to Buyer in connection with the mailing of such materials.

     Section 4.11 Disclosures.  From the date hereof until and through the
                  ------------
Closing, neither party shall issue or publicly disclose, or permit any of its affiliates to issue or publicly disclose, any press release or other information concerning the fact or possibility that Seller will cease to operate the Branch or the transactions contemplated hereby, without the prior written consent of the other party; provided, however, that this Section 4.11 shall not restrict or prohibit either party or its affiliates from (i) submitting or filing any documents or information to or with any federal or state regulatory agency or similar body (including without limitation the OTS, FDIC, Securities and Exchange Commission, National Association of Securities Dealers, Inc. and New York Stock Exchange); (ii) complying with Section 4.10 hereof; or (iii) complying with any Laws applicable to such party or its affiliates.

     Section 4.12 Conversion.  From the date hereof through the Closing Date or
                  -----------
the date of completing the data processing conversion of the Accounts from Seller's data processing system to Buyer's data processing system, whichever is later, Seller shall cooperate and work with Buyer to complete the tasks required to facilitate the conversion. Such tasks include, but are not limited to, providing Buyer with tapes, reports, name and address labels, and other items as are necessary to complete the conversion process and related testing procedures. Within seven (7) days from the date Buyer provides Seller with adequate specifications, Seller shall provide Buyer with the initial test tapes and related documentation of the Accounts. Seller agrees to cooperate in resolving any conversion-related issues arising from the conversion of the Accounts for a period of ninety (90) days following the date that the conversion is completed. Buyer, with the cooperation of Seller, shall complete all reasonable steps prior to the Closing Date to effect a conversion to its own system of accounting and electronic data processing of all information necessary to operate the Branch, and to properly service the Assets and Liabilities, by the day following the Closing Date.

     Section 4.13 Conduct of Business.  Between the date hereof and the Closing
                  --------------------
Date, Buyer and its affiliates shall not undertake any marketing or advertising efforts specifically directed to Seller's customers, except as set forth herein or as mutually agreed by the parties, and shall not take any actions which may be expected to adversely affect Seller's efforts to maintain until Closing all existing customer and business relations at the Branch.

                                   ARTICLE V

                             POST-CLOSING COVENANTS
                             ----------------------

     Section 5.01 Further Assurances.  From and after the Closing, each party
                  -------------------
shall cause to be furnished to the other party such instruments and other documents as may be reasonably required, including any necessary powers of attorney, for the purpose of carrying out or evidencing the transactions contemplated by this Agreement, and each party shall cooperate with the other party to the extent required to accomplish the transactions contemplated by this Agreement and to put Buyer in possession and control of the Assets. Without limiting the generality of the foregoing, Seller shall promptly remit to Buyer any funds received by Seller which are included in the Assets, and Seller hereby authorizes Buyer to endorse in the name of Seller any check or instrument made payable to Seller which represents funds which are included in the Assets.

     Without limiting the generality of the foregoing, Seller shall provide to the Internal Revenue Service and to depositors, to the extent required by applicable laws, Forms 1099 with respect to each of the Accounts and Forms 5498 with respect to each of the individual retirement accounts, and all other required information returns or reports, for the period prior to the close of business at the Branch on the Closing Date, and Buyer shall provide to the Internal Revenue Service and to depositors, to the extent required by applicable laws, Form 1099s with respect to each of the Accounts and Form 5498s with respect to each of the individual retirement accounts, and all other required information returns or reports, for the period after the Closing Date.

     Without limiting the generality of the foregoing, at any time after Closing, as Buyer may request from time to time, Seller shall endorse to Buyer any or all of the Account Loans and Overdraft Loans.

     Section 5.02 Transitional Matters.  Buyer and Seller hereby agree to enter
                  ---------------------
into good faith negotiations for the purpose of executing, prior to the Closing Date, an agreement which shall set forth each party's duties and responsibilities, during the period after the Closing Date, with respect to the following:

      (i)  Payment of checks;

      (ii)  In-clearing Items;

      (iii)  Automated Clearinghouse Payments; and

      (iv) Settlements and Reimbursements.

     Section 5.03 Covenant Not to Compete. For a period of three (3) years
                  ------------------------
following the Closing Date, Seller shall not itself, and shall not allow any of its affiliates to, solicit any deposit or lending business of the Branch, nor establish a branch office or other physical facility for the purpose of accepting deposits within the town of Woodstock, Illinois (the "Covenant Not To Compete"). Nothing contained herein shall limit Seller's ability to contact customers who maintain relationships with Seller which are not subject to this Agreement, nor shall it limit Seller's ability to continue its general advertising activities. If any term of the Covenant Not to Compete, as set forth in this Section 5.03, or the application of such term to any Person or set of circumstances, shall be determined to be invalid, unlawful or unenforceable to any extent at any time after the Closing Date, the remainder of the Covenant Not To Compete, and the application of such terms to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

     Section 5.04 Assistance Clause.  In connection with any audit or other
                  ------------------
examination by any taxing authority, or any judicial or administrative proceeding relating to the Assets transferred to Buyer or Liabilities assumed by Buyer as contemplated by this Agreement, Seller and Buyer agree to provide each other such assistance as may be reasonably requested. In the event that Seller must obtain information regarding the Assets transferred to Buyer or the Liabilities assumed by Buyer, and such information is in the possession or control of Buyer, Buyer shall perform the required research on behalf of Seller and make copies of, and excerpts from, such books and records as reasonably required by Seller. In the event that Buyer must obtain information regarding the Assets transferred to Buyer or the Liabilities assumed by Buyer and such information is in the possession or control of Seller, Seller shall perform the required research on behalf of Buyer and make copies of, and excerpts from, such books and records as reasonably required by Buyer. Buyer shall retain all records received from Seller with respect to the Accounts and Account Loans as required by applicable Laws and Buyer's record retention practices.

     Section 5.05 Performance of Certain Liabilities.  From and after the
                  -----------------------------------
Closing Date, Buyer agrees to pay, to the extent of sufficient available finds on deposit, all properly drawn checks, drafts, and non-negotiable withdrawal orders timely presented to it by mail over its counters, or through clearings by depositors whose deposits or accounts on which such items are drawn are included within the Accounts, whether drawn on the check or draft forms provided by Seller or by Buyer, all in accordance with applicable Laws, customary banking practices and the provisions of such accounts in effect as of the Closing Date, until such provisions are properly modified or canceled by Buyer.

     Section 5.06 Account Loans and Overdraft Loans.  Subsequent to the Closing
                  ----------------------------------
Date, Buyer shall continue to honor and provide credit in accordance with applicable Laws, customary banking practices and the provisions of the Account Loans and the Overdraft Loans transferred under this Agreement.

     Section 5.07 Fiduciary Relationships.  Buyer shall perform all of the
                  ------------------------
fiduciary relationships of Seller arising out of any retirement accounts included within the Accounts, and with respect to such Accounts, Buyer shall assume all of the obligations and duties of Seller as fiduciary and succeed to all such fiduciary relationships of Seller as fully and to the same extent as if Buyer had originally acquired, incurred, or entered into such fiduciary relationships.

     Section 5.08  Retirement Accounts. Subsequent to the Closing Date, Buyer
                   --------------------
shall, with respect to the individual retirement accounts assumed by Buyer and included within the Accounts, (i) assume and perform all of the fiduciary duties of Seller that relate to such accounts and (ii) succeed to the fiduciary relationships of Seller related to such accounts as fully and to the same extent as if Buyer had originally acquired, incurred or entered into such fiduciary relationships as of the Closing Date.

     Section 5.09 Signs.  Buyer agrees to allow Seller access to the Branch,
                  ------
during the period between the Closing Date and the Monday after the Closing Date, so that Seller may remove any or all interior or exterior signs identifying the Branch as a "Home Federal Savings of Elgin" branch office. Seller shall be liable for any and all damage caused by or in connection with the removal of signs.

                                   ARTICLE VI

     Section 6.01 Closing.  The transfer of the Assets and assumption of the
                  --------
Liabilities required by Articles I and II, including the delivery of the instruments, updated schedules and documents referred to herein, and all other transactions to be consummated at the same time pursuant hereto, shall take place at a closing (the "Closing") to occur on a date no later than thirty (30) days after the receipt of all necessary regulatory approvals obtained pursuant to Section 4.06 herein, unless otherwise agreed to in writing by the parties (the "Closing Date"). Nothing contained in this Section 6.01 shall relieve either party from liability for any breach of its representations or warranties set forth herein.

     Section 6.02 Updating Schedules. At least five (5) business days prior to
                  -------------------
closing, Seller shall deliver to Buyer updated versions of 1.01(c), 1.01(d), 1.01(e), and 2.01(a) reflecting the latest information available to Seller as of ten (10) business days prior to the Closing Date. Within five (5) days after closing, Seller shall deliver to Buyer final versions of Schedules 1.01(c), 1.01(d), 1.01(e), and 2.01(a) covering all transactions through the close of business on the Closing Date. No updating of Schedules pursuant to this Section shall relieve Seller from any liability for a breach of Seller's representations and warranties set forth herein.

     Section 6.03  Actions At Closing.  At Closing, the following shall occur:
                   -------------------

      (a) Seller shall pay to Buyer by wire transfer in immediately available Funds the difference between the Assumption Price and the Purchase Price.

      (b) Seller shall deliver to Buyer the Records, the Personal Property and Cash On Hand.

      (c) Seller and Buyer shall deliver to each other all documents necessary to transfer the Real Property to the Buyer pursuant to the Contract to Purchase Property. Conveyance Taxes imposed by any governmental authority upon such transfer shall be paid by the parties as set forth in said Contract to Purchase Property.

      (d) Seller shall deliver to Buyer, in form and substance reasonably satisfactory to Buyer, an omnibus bill of sale with respect to the Personal Property. Seller shall pay any sales and transfer Taxes, if any, arising from Personal Property to Buyer.

      (e) Seller shall deliver to Buyer, and Buyer shall deliver to Seller, in form and substance reasonably satisfactory to the other, such other assignments or instruments as either party may reasonably require to accomplish the transfer of the Assets, or the assumption of the Liabilities.

      (f) Buyer shall execute and deliver to Seller the Assumption Agreement.

      (g) Seller shall deliver to Buyer a duly executed Certificate of Non-Foreign Status in accordance with the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended.

      (h) Seller shall deliver to Buyer the opinion of counsel referred to in
Section 7.04, and Buyer shall deliver to Seller the opinion of counsel referred to in Section 8.04.

      (i) Seller shall make available to Buyer conversion tapes and reports no later than 10:00 a.m. Central time on the day immediately following the Closing Date. Seller shall provide to Buyer within thirty (30) days after the Closing a master file tape as of the Closing, in which the total balance of the Accounts as reflected on the tape equals the total balance of the Accounts on the Closing Date as reflected on the updated settlement sheet data referred to in Section 6.04(b).

     Section 6.04 Method of Settlement.  Notwithstanding the transactions herein
                  ---------------------
described occurring on the Closing Date, the settlement for the transactions contemplated herein shall occur in two phases as follows:

      (a) On the Closing Date, the parties will conduct a preliminary settlement using settlement sheet data accumulated through the close of business at the Branch three (3) business days prior to the Closing Date. Based upon such preliminary settlement sheet data, the amount due under Section 6.03(a) shall be calculated and transferred by Seller to Buyer on the Closing Date. In the event that a wire transfer is commenced on the Closing Date but is not received until the day after the Closing Date, then Seller agrees to pay interest, at the Federal Funds rate in effect on the Closing Date, for each day such amount due is not transferred to Buyer after the Closing Date.

      (b) Within ten (10) business days following the Closing Date, the parties will conduct an adjusting settlement using such updated settlement sheet data. An appropriate adjusting settlement payment from Seller to Buyer or from Buyer to Seller, as the case may be, will be made together with accrued interest calculated at the Federal Funds rate in effect on the Closing Date for the number of days lapsed between the Closing Date and the date of such adjusting settlement payment calculated on the basis of a 365-day year. The adjusted settlement sheet shall be executed by both parties.

                                  ARTICLE VII

       CONDITIONS TO OBLIGATIONS OF BUYER
       ----------------------------------

     The obligations of Buyer hereunder are subject to the satisfaction, or the waiver in writing by Buyer, on or before the Closing Date of each of the following conditions:

     Section 7.01 Covenants.  All the terms, covenants and
                  ----------

conditions of this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been duly complied with and performed in all respects, and Seller shall have delivered to Buyer a certificate to such effect dated as of the Closing Date.

     Section 7.02 Representations. All of the representations and warranties
                  ----------------
made by Seller herein shall be true in all respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and Seller shall have delivered to Buyer a certificate to such effect dated as of the Closing Date.

     Section 7.03 Litigation.  No order in any legal, administrative or other
                  -----------
proceeding shall have been entered and remain in force at the Closing Date restraining or prohibiting any of the transactions contemplated by this Agreement.

     Section 7.04 Opinion of Counsel.  Buyer shall have received from the law
                  -------------------
firm of Gomberg, Sharfman, Gold & Ostler, P.C., counsel to Seller, dated the Closing Date, in form and substance reasonably acceptable to Buyer and its counsel, to the effect that:

      (a) Seller is a federal savings association duly organized, validly existing and in good standing under the laws of the United States, the deposits of which are insured by the FDIC, and has the requisite corporate power and authority to carry on its business as the same is being conducted, and to execute and deliver this Agreement, and to carry out all the transactions contemplated hereby.

      (b) The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby, have been duly and validly authorized and all requisite corporate actions have been taken by Seller so that this agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of federally chartered savings associations and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

      (c) Neither the execution and delivery of this Agreement by Seller, nor Seller's compliance with the terms and provisions hereof, (i) has resulted or will result in the violation or breach of any statute or regulation of the United States of America, the State of Illinois, or Seller's charter of bylaws; or (ii) to the best knowledge of counsel, based on certifications from Seller, will violate or conflict with or constitute a default or result in or permit the acceleration of any obligation or give rise to any lien under, or any agreement or other instrument, order, decree or award of or applicable to Seller, known to such counsel, or any agreement or other instrument to which Seller is a party or by which Seller or any of its assets are bound which is known to such counsel.

      (d) The consummation of the transactions contemplated by this Agreement do not require Seller to obtain prior to consummating the transactions contemplated hereby the consent or approval of, or the filing with or notice to, any person or governmental authority, other than the OTS and the FDIC.

      (e) Such counsel has no knowledge of any material litigation, proceeding, governmental investigation or labor dispute, whether pending or threatened, against or relating to the Branch or the Assets. [The opinion expressed in this paragraph may be based upon a certification from Seller].

     Section 7.05 Absence of Material Changes.  Since the date hereof, there
                  ----------------------------
shall not have been any material adverse change in the business, financial condition or results of operations of the Branch or in the Assets or Liabilities.

     Section 7.06 Certain Consents.  Buyer shall have received on or before July
                  -----------------
8, 1994 the written consent of Bank of Montreal and Harris Bankmont, Inc. to Buyer entering into this Agreement, the Contract to Purchase and the transactions contemplated hereby and thereby. Unless notice is received by Seller on or before July 8, 1994 that such consent has not been received, such consent shall be presumed to have been given to the Buyer and this Agreement shall not be subject to this Section 7.06.

                                  ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

     The obligations of Seller hereunder are subject to the satisfaction, or the waiver in writing by Seller, on or before the Closing Date of each of the following conditions:

     Section 8.01 Covenants.  All the terms, covenants and conditions of this
                  ----------
Agreement to be complied with and performed by Buyer on or before the Closing Date shall have been duly complied with and performed in all respects, and Buyer shall have delivered to Seller a certificate to such effect dated as of the Closing Date.

     Section 8.02 Representations.  All the representations and warranties made
                  ----------------
by Buyer herein shall be true in all respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and Buyer shall have delivered to Seller a certificate to such effect dated as of the Closing Date.

     Section 8.03 Litigation.  No order in any legal, administrative or other
                  -----------
proceeding shall have been entered and remain in force at the Closing Date restraining or prohibiting any of the transactions contemplated by this Agreement.

     Section 8.04 Opinion of Counsel. Seller shall have received from the law
                  -------------------
firm of Freeborn & Peters, counsel to Buyer, dated the Closing Date, in form and substance reasonably acceptable to Seller and its counsel, to the effect that:

      (a) Buyer is a banking corporation duly organized, validly existing and in good standing under the laws of Illinois, the deposits of which are insured by the FDIC, and has the requisite corporate power and authority to carry on its business as the same is being conducted, and to execute and deliver this Agreement, and to carry out all the transactions contemplated hereby.

      (b) The execution, delivery and performance by Buyer of this Agreement, and the consummation by Buyer of the transactions contemplated hereby, have been duly and validly authorized and all requisite corporate actions have been taken by Buyer so that this Agreement is a legal, valid and binding obligation of buyer, enforceable against Buyer in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of banks chartered by the State of Illinois and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

      (c) Neither the execution and delivery of this Agreement by Buyer, nor Buyer's compliance with the terms and provisions hereof,(i) has resulted or will result in the violation or breach of any statute or regulation of the United States of America, the State of Illinois, or Buyers charter or bylaws, or (ii) to the best knowledge of such counsel, based on certification from Buyer, will violate or conflict with or constitute a default or result in or permit the acceleration of any obligation or give rise to any lien under, or any agreement or other instrument, order, decree or award of or applicable to Buyer, known to such counsel, or any agreement or other instrument to which Buyer is a party or by which Buyer or any of its assets are bound which is known to such counsel.

                                   ARTICLE IX

       CONDITIONS TO OBLIGATIONS OF BOTH PARTIES
       -----------------------------------------

     Section 9.01 Conditions to Obligations of Both Parties. The obligations of
                  ------------------------------------------
both parties to this Agreement are subject to the satisfaction, on or before the Closing Date, of the condition that all actions shall have been taken in order for the transactions contemplated by this Agreement to comply with all applicable Laws, and to the extent required by applicable Laws, the OTS, FDIC, the Illinois Commissioner of Banks and Trust Companies, the Board of Governors of the Federal Reserve System and any other regulatory or governmental body having jurisdiction, shall have approved, consented to and authorized all of the transactions contemplated by this Agreement (including without limitation the transfer of Assets and

Liabilities to Buyer hereunder) and all applicable waiting periods shall have expired; provided, however, that any such approval, consent or authorization
         -------------------
required to be obtained shall have been granted without the imposition of any condition which either party reasonably and in good faith deems to be materially burdensome to it or its parent company. Further, the obligations of both parties to this Agreement are subject to the contemporaneous closing of the Contract to Purchase Property.

                                   ARTICLE X

                                  TERMINATION
                                  -----------

     Section 10.01 Termination.  Upon the occurrence of any of the following
                   ------------
events, this Agreement (except for Articles XI and XII) shall terminate and be of no further force or effect between the parties hereto, and neither party shall bear any liability as a result of or in connection with such termination, except for any liability provided in Article XI.

      (a) Seller and Buyer agree in writing to terminate this Agreement or Buyer elects to terminate this Agreement pursuant to Section 4.05(b) hereof; or

      (b) on the date on which the Closing is scheduled to occur, Seller elects in writing to terminate this Agreement because any condition set forth in
Article VIII has not been satisfied or waived in writing by Seller; or

      (c) on the date on which the Closing is scheduled to occur, Buyer elects in writing to terminate this Agreement because the conditions set forth in
Article VII has not been satisfied or waived in writing by Buyer; or

      (d) at or prior to Closing, Buyer or Seller elects in writing to terminate this Agreement if the other party has breached in any respect any of its representations, warranties or covenants contained herein, and such breach (if capable of being cured) has not been cured by the earlier of (i) thirty (30) days after the giving of written notice of such breach to the breaching party; or

      (e) at or prior to Closing, Seller or Buyer reasonably determines that the conditions set forth in Article IX will not be satisfied; or

      (f) the Closing does not take place on or prior to a date no later than sixty (60) days after the receipt of all necessary regulatory approvals obtained pursuant to Section 4.6 herein, or such later date as the parties prior to such date may agree upon.

      (g) the termination of the Contract to Purchase Property.

      (h) the Closing does not take place within six months of this Agreement for any reason.

                                 ARTICLE XI

     Section 11.01 Indemnification by Seller. Notwithstanding any investigation by or knowledge of Buyer, Seller shall defend, indemnify and hold harmless Buyer, and its officers, directors, shareholders, agents and all other persons, by, through or under Buyer and their respective heirs, executors and personal representatives, successors and assigns against and from any loss, liability, obligation, claim, demand, damage, judgment, suit or expense, including without limitation attorneys' fees and disbursements, which is directly or indirectly suffered or incurred by Buyer or any of such parties, and which arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any of the following:

      (a) any false, misleading or inaccurate representation or warranty made by Seller in this Agreement or in the Contract to Purchase Property or any breach of any such representation or warranty;

      (b) any breach, violation or nonfulfillment by Seller of, or any failure by Seller to perform, any covenant, agreement, obligation or other provision contained in this Agreement or in the Contract to Purchase Property, unless previously waived in writing by Buyer;

      (c) any contract, written or oral, express or implied, between Seller and any of Seller's employees;

      (d) Seller's preparation or submission of the Form 1099s, Form 5498s or other information, returns or reports required by applicable Laws, except to the extent that such claim liability or obligation is caused by Buyer's negligence;

      (e) Seller's failure to properly meet its responsibilities with respect to former employees under the Consolidated Omnibus Budget Reconciliation Act;

      (f) Seller's failure to properly record accrued interest on the Accounts, in accordance with the terms and conditions of the Account agreements and standard banking practices;

      (g) Seller's failure to properly report or escheat, to the State of Illinois, personal property with regard to the Accounts, during the period up to the Closing Date;

      (h) any action, lawsuit or other proceeding arising from or relating to any of the foregoing;

      (i) any liability, debt or obligation of Seller not expressly assumed by Buyer hereunder; or

      (j) Any other claim, suit, cause of action, investigation or proceeding of any kind whatsoever, whether instituted or commenced prior to or after the Closing Date, which relates to, or arises from the business or assets of Seller on or before the Closing Date.

     Section 11.02 Indemnification By Buyer.  Buyer shall defend, indemnify,
                   -------------------------
hold harmless Seller, and its officers, directors, agents and all other persons by through or under Seller and their respective heirs, executors and personal representatives, successors and assigns against and from any loss, liability, obligation, claim, demand, damage, judgment, suit or expense including, without limitation, attorneys' fees and disbursements, which is directly or indirectly suffered or incurred by Seller or any such parties, and which arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any of the following:

      (a) any false, misleading or inaccurate representation or warranty made by Buyer in this Agreement or in the Contract to Purchase Property or any breach of any such representation or warranty;

      (b) any breach, violation or nonfulfillment by Buyer of, or any failure by Buyer to perform, any covenant, agreement, obligation or other provision contained in this Agreement or in the Contract to Purchase Property;

      (c) the operation of the Branch or the administration of any of the Accounts, Account Loans, Overdraft Loans, or the Records by Buyer subsequent to the Closing;

      (d) the ownership or possession of the Personal Property and the Real Property, where such action, suit, proceeding, claim or demand arises from the ownership or possession by Buyer of the Personal Property or the Real Property, and arises or accrues subsequent to the Closing; or

      (e) any action, lawsuit or other proceeding arising from or relating to any of the foregoing.

     Section 11.03 Procedure for Indemnification.  (a) The party which is
                   ------------------------------
entitled to be indemnified hereunder (the "Indemnified Party") shall promptly give notice hereunder to the indemnifying party after obtaining written notice of any claim as to which recovery may be sought against the indemnifying party because of the terms of this Article XI and, if such indemnity shall arise from the claim of a third party, shall permit the indemnifying party to assume the defense of any such claim and any litigation resulting from such claim with counsel and representatives selected by it that are reasonably acceptable to the Indemnified Party. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice or delay by an Indemnified Party in giving such notice unless, and then only to the extent that, the rights and remedies of the indemnifying party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by an indemnifying party to notify an Indemnified Party of its election to defend any such claim or action by a third party within twenty-one (21) days after notice hereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to defend such claim or action.

      (b) If the indemnifying party assumes the defense of such claim or litigation resulting therefrom, the obligations of the indemnifying party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or litigation. Anything in this Section 11.03(b) to the contrary notwithstanding, the Indemnified Party may, with counsel of its choice and at its expense, participate in the defense of any such claim or litigation.

      (c) If the indemnifying party shall not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from such Indemnified Party, the Indemnified Party may defend against such claims or litigation in such manner as it deems appropriate, and unless the indemnifying party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the costs of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the indemnifying party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all damage incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

      (d) The indemnifying party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all damages incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

      (e) It is expressly understood and agreed that the obligations of Seller to Purchaser under this Article XI shall be without regard to fault on the part of Seller or any party other than Purchaser with respect to the violation or condition for which indemnification is sought pursuant hereto.

     Section 11.04 Survival.  All covenants and agreements of any party hereto
                   ---------
set forth herein and in the Contract to Purchase Property shall survive the Closing. Further, all representations and warranties in this Agreement, the Contract to Purchase, or pursuant hereto or thereto or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the Closing and shall remain in effect for a period of fifteen (15) months after the Closing Date; provided that, (i) any representations or warranties regarding tax liabilities shall not expire until the running of their respective statutes of limitation, (ii) with respect to any claim for indemnification arising out of or relating to any breach of Seller's representations and warranties contained in Section 3.01(i) hereof, the foregoing limitations period set forth in this Section 11.04 shall not apply and such claim shall survive the Closing Date without any such limitation period being applicable hereunder, and (iii) any representation or warranty which is not true when made and which is made fraudulently or with intent to defraud or mislead shall survive such fifteen (15) month period.

                                 ARTICLE XII

     Section 12.01 Notices.  Any notice or other communication required or
                   --------
permitted hereunder shall be sufficiently given if it is in writing, and delivered in person or by overnight carrier, or transmitted by facsimile or sent by registered or certified mail, postage prepaid, in each case delivered or addressed as follows:

     If to Buyer:

           State Bank of Woodstock
           101 South Benton Street
           Woodstock, Illinois 60098
           Attention: Mr. David A. Stearns, President

               With copies to:

           Freeborn & Peters
           311 South Wacker Drive
           Suite 3000
           Chicago, Illinois 60606
           Attention:  Craig C. Bradley, Esq.

     If to Seller:

           Home Federal Savings and Loan Association of Elgin
           16 North Spring Street
           Elgin, Illinois 60120
           Attention: George L. Perucco, President

               With copies to:

           Gomberg, Sharfman, Gold & Ostler, P.C.
           208 South LaSalle Street
           Suite 1200
           Chicago, Illinois 60604
           Attention: Lawrence A. Gold, Esq.

or such other address(es) as shall be furnished in writing by either party, and such notice or communication shall be deemed to have been given as of two (2) business days after the date so mailed, or if delivered in person or by overnight carrier, or transmitted by facsimile, on the date so delivered or transmitted.

     Section 12.02 Expenses. Except as provided otherwise in this Agreement,
                   ---------
each party shall pay its own expenses in negotiating and closing the transactions contemplated by this Agreement.

     Section 12.03 Entire Agreement.  Modifications.  This Agreement shall
                   ---------------------------------
include all of the Schedules attached hereto and all updates made thereto pursuant to Section 6.02, and all of such

Schedules are incorporated herein by this reference. This Agreement and the Contract to Purchase Property constitutes the entire agreement between the parties here pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No modification of this Agreement and the Contract to Purchase Property shall be binding unless executed in writing by both of the parties hereto.

     Section 12.04 Successors and Assigns.  This Agreement shall be binding upon
                   -----------------------
and inure to the benefit of each of the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign any
                        ------------------
rights or delegate any obligations under this Agreement, or otherwise transfer any interest herein, without the prior written consent of the other party hereto, and any attempt to make any such assignment, delegation or transfer without such consent shall be void and of no effect. Notwithstanding the preceding sentence, either party shall be permitted to assign all of its rights and delegate all of its obligations under this Agreement to any Person which acquires all or substantially all of the assets of such party or its parent, or any Person which merges with such party or its parent.

     Section 12.05 Counterparts.  This Agreement may be executed in one or more
                   -------------
counterparts, all of which taken together shall constitute one instrument.

     Section 12.06 Governing Law.  This Agreement shall be construed and
                   --------------
enforced in accordance with the laws of the State of Illinois, except to the extent matters may be governed as a matter of law by federal law.

     Section 12.07 Enforcement.  In any action to enforce this
                   ------------
Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and expenses.

     Section 12.08 Construction.  Except as expressly provided herein, no
                   -------------
provision in this Agreement shall be construed to constitute any party hereto (or any of the directors, officers or employees thereof) the partner, agent or legal representative of any other party hereto. The underlined headings contained herein are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the interpretation hereof. Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. As used herein, the term "Laws" shall mean all federal, state, city and county laws, rules, regulations, orders, judgments, injunctions, decrees and awards (and interpretation thereof) with the exception of the Americans with Disabilities Act. As used herein, the term "Person" shall include without limitation any individual, corporation, partnership, trust, organization, firm or other entity, or any governmental or regulatory agency or other body.

     Section 12.09 Severability.  If any provision of this Agreement, or the
                   -------------
application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful or unenforceable to any extent at any time after the Closing Date, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

     Section 12.10 Waiver.  No failure or delay on the part of any party hereto
                   -------
in exercising any power, right or privilege hereunder shall operate as a waiver thereof; and no single or partial exercise of any such power, right or privilege shall preclude any other or further exercise thereof or of any other power, right or privilege. No waiver shall be binding unless in a writing executed by the party making the waiver.

     Section 12.11 Parties In Interest. None of the provisions of this Agreement
                   --------------------
is intended to provide any rights or remedies to any Person (including without limitation any depositors, employees or creditors of any of the parties hereto) other than the parties hereto and their respective permitted successors and assigns, if any.

     Section 12.12 Specific Performance and Injunctive Relief. The parties
                   -------------------------------------------
hereto expressly acknowledge and agree that the Assets are special and unique and that a breach of any of the terms or provisions of this Agreement in respect to the sale and purchase thereof will result in irreparable injury for which there is no adequate remedy at law, and therefore, Purchaser shall be entitled to equitable relief and specific performance to compel compliance hereunder. Furthermore, if Seller shall breach, or in any manner violate, any of its covenants provided in Section 5.03 hereof, then Buyer shall be entitled to equitable relief against Seller by way of an injunction (in addition to, but not in substitution for, any and all other relief to which Buyer may be entitled, either at law or in equity) to restrain Seller from such breach and to compel compliance by Seller with its obligations hereunder, and Seller does hereby waive any proof that such breach will cause irreparable injury to Buyer, or that there is no adequate remedy at law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                     Purchaser

                     STATE BANK OF WOODSTOCK


                     By: /s/David A. Stearns
                         -----------------------------------
                         David A. Stearns, President

                     Seller


                     HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN


                     By: /s/George L. Perucco
                         -----------------------------------
                         George L. Perucco, President

                                   Exhibit B
                      To Purchase and Assumption Agreement



                              Assumption Agreement

     Pursuant to the provisions of Section 2.01 of the Purchase and Assumption Agreement dated as of June 29, 1994 (the "Agreement"), by and between Home Federal Savings and Loan Association of Elgin ("Seller") and State Bank of Woodstock ("Buyer"), the Buyer hereby assumes and hereby agrees to hereafter faithfully honor and fully and timely pay, perform, and discharge all of the liabilities represented by the accounts set forth on Schedule 2.01(a) attached hereto, together with all unpaid accrued interest attributed thereto.

     All capitalized terms that are defined in the Agreement and are not otherwise defined shall have the meaning given to them in the Agreement.

     IN WITNESS WHEREOF, the Buyer has duly executed this Assumption Agreement as of the day and year first above written.


                            STATE BANK OF WOODSTOCK


                            By: /s/David A. Sterns
                                -----------------------------------------------
                                David A. Sterns, President